UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 4, 2008
(Date of earliest event reported)
CONSOLIDATED WATER CO. LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
The Regatta Office Park
Windward Three, 4th Floor
West Bay Road, P.O. Box 1114
Grand Cayman, KY1-1102
Cayman Islands
(Address of Principal Executive Offices)
(345) 945-4277
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As reported in a press release dated March 4, 2008, Jeffrey M. Parker notified Consolidated Water Co. Ltd. (the “Company”) that he would be resigning from his position as Executive Chairman of the Company effective July 4, 2008. Thereafter, Mr. Parker will serve the Company as non-executive Chairman of the board of directors, and he will receive U.S. $80,000 per year as compensation for his services.

Item 8.01	Other Events.
Consolidated Water Co. Ltd. (the “Company”) owns 50% of the voting stock of Ocean Conversion (BVI) Ltd. (“OC-BVI”), a British Virgin Islands company that sells water on a month-to-month basis to only one customer, the British Virgin Islands Water and Sewer Department. The Company owns an overall 43.5% equity interest in OC-BVI. The Company also receives revenues from a management agreement with OC-BVI.
As previously disclosed in the Company’s reports filed with the Securities and Exchange Commission, OC-BVI has been engaged in discussions with the British Virgin Islands government (the “BVI Government”) to enter into a new water supply agreement. During these discussions, the BVI Government asserted a purported right of ownership of OC-BVI’s desalination plant in Baughers Bay, Tortola and advised OC-BVI that it would only pay such amount of the accounts receivable and future billings that, in the opinion of the BVI Government, approximate OC-BVI’s costs of producing the water. On November 22, 2007, the BVI Government filed a lawsuit with the Eastern Caribbean Supreme Court seeking ownership of the Baughers Bay plant.
Although attempts have been made to resolve all issues with the BVI Government, OC-BVI has not been paid in full the amounts it has billed the BVI Government for the water it has supplied. Accordingly, on July 4, 2008, OC-BVI filed a claim with the Eastern Caribbean Supreme Court seeking recovery of $7,806,629, representing amounts owed to OC-BVI as of July 4, 2008, for water sold and delivered to the BVI Government through May 31, 2008, $842,188 for interest accrued on amounts owed as of May 31, 2008 and future interest and costs. The $7,806,629 sum represents the unpaid balance of amounts billed at the contract prices in effect before the BVI Government asserted its purported right of ownership of the plant.
OC-BVI has informed the Company that it intends to vigorously pursue its rights to full payment for water sold and delivered to the BVI Government and to defend against the action that the BVI Government owns the Baughers Bay plant.
If the court determines that the BVI Government is the sole owner of the Baughers Bay plant, OC-BVI could lose its water supply agreement with the BVI Government and its ownership of the Baughers Bay plant. The court could also determine that OC-BVI is not entitled to full payment of amounts previously billed to the BVI Government, including interest thereon. In either case, the value of the Company’s OC-BVI-related assets would decline, and the Company would be required to record impairment charges to reduce the carrying values of these assets. Such impairment charges would reduce the Company’s earnings and could have a significant adverse impact on the Company’s results of operations and financial condition.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.
By:	/s/ David W. Sasnett
	Name:	David W. Sasnett
	Title:	Executive Vice President and Chief Financial Officer

Date: July 8, 2008